                                                                    EXHIBIT 23.2

               CONSENT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS


      We consent to the use in this Registration Statement of Mobile Storage Group, Inc. on Form S-1 of our report dated August 1, 2001 relating to the consolidated financial statements of Raven Hire Limited for the year ended April 30, 2001, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                           /s/ Deloitte & Touche
Liverpool, United Kingdom
March 22, 2002